12B-1 PLAN IMPLEMENTING AGREEMENT

     Each Massachusetts Business Trust (Trust) designated in Appendix 1 from time to time, acting severally, and Liberty Funds Distributor, Inc. (LFDI), a Massachusetts corporation, agree effective April 30, 1999:

     1. 12B-1 PLAN. The Trusts, on behalf of their several Funds, have adopted so-called "Rule 12b-1 Plans" (the "Plans") pursuant to Rule 12b-1 (the "Rule") under the Investment Company Act of 1940 (the "Act"). Under the Rule, a Fund may, pursuant to a Plan, pay LFDI a specified portion of its assets to be used for the purposes specified in its Plan. A Plan shall continue in effect with respect to a Class of Shares only so long as specifically approved for that Class at least annually as provided in the Rule. A Plan may not be amended to increase materially the service fee or distribution fee with respect to a Class of Shares without such shareholder approval as is required by the Rule or any applicable orders of the Securities and Exchange Commission, and all material amendments of the Plan must be approved in the manner described in the Rule. A Plan may be terminated with respect to a Class of Shares at any time as provided in the Rule without payment of any penalty.

          This Agreement shall apply to each Fund named in Appendix 1 as that Appendix may be amended from time to time by the parties, in writing.

     2. PAYMENTS, EXPENDITURES AND REPORTS.

          A. Each Fund shall pay LFDI the amount then due LFDI under a Plan on the 20th day of each month, or, if such day is not a business day, the next business day thereafter, during the term of this Agreement.

          B. LFDI shall expend the amounts paid to it by the Funds under a Plan in its discretion, so long as such expenditures are consistent with the Rule, the Plan, and any instructions LFDI may receive from the Trustees of any Trust.

          C. LFDI shall make all reports required under the Act, the Rule or a Plan to the Trustees of the Trusts, as provided in the Act, the Rule and any Plan or as requested by the Trustees.

     3. CONTINUATION; AMENDMENT; TERMINATION; NOTICE.

          A. This Agreement (i) supersedes and replaces any contract or agreement relating to the subject matter hereof in effect prior to the date hereof, (ii) shall continue in effect as to any Trust or a Fund only so long as specifically approved at least annually by the Trustees or shareholders of the Trust or Fund and (iii) may be amended at any time by written agreement of the parties, each in accordance with the Act and the Rule.

          B. This Agreement (i) shall terminate immediately upon the effective date of any later dated agreement relating to the subject matter hereof, and
(ii) may be terminated upon 60 days' notice without penalty by a vote of the Trustees or by LFDI or otherwise in accordance with the Act, and (iii) will terminate immediately in the event of its assignment (as defined in the Act). Upon termination the obligations of the parties under this Agreement shall cease except for unfulfilled obligations and liabilities arising prior to termination.

          C. All notices required under this Agreement shall be in writing and delivered to the office of the other party.

     4. AGREEMENT AND DECLARATION OF TRUST. A copy of the document establishing each Trust is filed with the Secretary of The Commonwealth of Massachusetts. As to each Trust this Agreement is executed by officers not as individuals and is not binding upon any of the Trustees, officers or shareholders of the Trust individually but only upon the assets of the relevant Fund.




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Agreed:

EACH TRUST DESIGNATED IN APPENDIX 1          LIBERTY FUNDS DISTRIBUTOR, INC.

By:                                          By:
   --------------------------------             --------------------------------
   Nancy L. Conlin,                             Maureen Sweeney,
   Secretary For Each Trust                     Managing Director

















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                                   APPENDIX 1

TRUST                                   SERIES
-----                                   ------
Liberty Funds Trust I
                Colonial High Yield Securities Fund
                Colonial Income Fund
                Colonial Strategic Income Fund
                Stein Roe Advisor Tax-Managed Growth Fund
                Stein Roe Advisor Tax-Managed Value Fund

Liberty Funds Trust II
                Colonial Money Market Fund
                Colonial Intermediate U.S. Government Fund
                Colonial Short Duration U.S. Government Fund
                Newport Tiger Cub Fund
                Newport Japan Opportunities Fund
                Newport Greater China Fund

Liberty Funds Trust III
                Colonial Select Value Fund
                The Colonial Fund
                Colonial Federal Securities Fund
                Colonial Global Equity Fund
                Colonial International Horizons Fund
                Colonial Strategic Balanced Fund
                Colonial Global Utilities Fund
                Crabbe Huson Small Cap Fund
                The Crabbe Huson Special Fund
                Crabbe Huson Equity Fund
                Crabbe Huson Real Estate Investment Fund
                Crabbe Huson Managed Income & Equity Fund
                Crabbe Huson Oregon Tax-Free Fund
                Crabbe Huson Contrarian Income Fund
                Crabbe Huson Contrarian Fund

Liberty Funds Trust IV
                Colonial High Yield Municipal Fund
                Colonial Intermediate Tax-Exempt Fund
                Colonial Tax-Exempt Fund
                Colonial Tax-Exempt Insured Fund
                Colonial Municipal Money Market Fund
                Colonial Utilities Fund
                Colonial Counselor Select Income Portfolio
                Colonial Counselor Select Balanced Portfolio
                Colonial Counselor Select Growth Portfolio




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Liberty Funds Trust V
                Colonial Massachusetts Tax-Exempt Fund
                Colonial Connecticut Tax-Exempt Fund
                Colonial California Tax-Exempt Fund
                Colonial Michigan Tax-Exempt Fund
                Colonial Minnesota Tax-Exempt Fund
                Colonial New York Tax-Exempt Fund
                Colonial North Carolina Tax-Exempt Fund
                Colonial Ohio Tax-Exempt Fund
                Colonial Florida Tax-Exempt Fund

Liberty Funds Trust VI
                Colonial U.S. Growth & Income Fund
                Colonial Small Cap Value Fund
                Colonial Value Fund
                Newport Asia Pacific Fund

Liberty Funds Trust VII
                Newport Tiger Fund



By:
   --------------------------------
   Nancy L. Conlin,
   Secretary For Each Trust



Liberty Funds Distributor, Inc.



By:
   --------------------------------
   Maureen Sweeney,
   Managing Director

Dated: April 30, 1999